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                                                                       FORM 10-Q
                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:


- -------------------------------------------------------------------------------
                                                    Three Months Ended
                                                         March 31,
(in thousands, except per share amounts)            1996         1995
- -------------------------------------------------------------------------------
NET INCOME:                                     $ 8,741       $ 7,384
                                                =======       =======
PRIMARY EARNINGS PER SHARE:
Actual average shares outstanding                14,356        14,129
Net effect of the assumed exercise of
stock options -- based on the treasury
stock method using average market price
for the period                                      319           348
                                                -------       -------
Pro forma average shares outstanding             14,675        14,477
                                                =======       =======
Net Income Per Share                            $  0.60       $  0.51
                                                =======       =======
FULLY DILUTED EARNINGS PER SHARE:
Actual average shares outstanding                14,356        14,129
Net effect of the assumed exercise of
stock options -- based on the treasury
stock method using higher of average or
closing market price                                321           356
                                                -------       -------
Pro forma average shares outstanding             14,667        14,485
                                                =======       =======
Net Income Per Share                            $  0.60       $  0.51
                                                =======       =======


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